UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

On November 9, 2005, Tripath Technology Inc. (the “Company” or “Tripath”) filed a current report on Form 8-K dated November 8, 2005 (as filed with the Securities and Exchange Commission on November 9, 2005) (the “Form 8-K”) and issued a press release on November 9, 2005 (the “Press Release”), describing a financing in a principal amount of $5,000,000 that closed on November 8, 2005, pursuant to which the Company was issuing to the Purchasers (the “Purchasers”) Debentures, Series A Common Stock Warrants and Series B Common Stock Warrants (the “Series B Common Stock Warrants”).

Because of an editing error, the aggregate number of shares of Common Stock issuable to the Purchasers upon the exercise of the Series B Common Stock Warrants was incorrectly reported in the Form 8-K and in the Press Release as up to 8,720,930 shares. The correct aggregate number of shares of Common Stock issuable to the Purchasers upon the exercise of the Series B Common Stock Warrants is up to 10,135,136 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon
Jeffrey L. Garon Vice President, Finance and Chief Financial Officer

Date: November 10, 2005